UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2009
SunPower Corporation
(Exact name of registrant as specified in its charter)
001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
3939 North First Street, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On October 24, 2008, Daniel S. Shugar announced his plans to take a personal leave of absence for 9 to 12 months to pursue personal interests. Mr. Shugar served as President of SunPower Corporation, Systems (the “Subsidiary”), a subsidiary of SunPower Corporation (“SunPower”). He joined the Subsidiary (formerly known as PowerLight Corporation) in 1996 prior to SunPower’s acquisition of the Subsidiary in January 2007. Mr. Shugar’s leave of absence commenced in March 2009. On December 23, 2009, Mr. Shugar communicated to SunPower his decision to not return as an employee of SunPower or its affiliates. Mr. Shugar’s employment will formally terminate on January 10, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: December 28, 2009	By:	/s/ DENNIS V. ARRIOLA
	Name:	Dennis V. Arriola
	Title:	Senior Vice President and Chief Financial Officer